Exhibit (d)(5)(j)

PACIFIC FUNDS SERIES TRUST

AMENDMENT NO. 9 TO THE

FUND MANAGEMENT AGREEMENT

THIS AMENDMENT, made effective the 1st day of May, 2015, is made to the Fund Management Agreement (the “Agreement”) dated September 24, 2001, as amended on December 31, 2002, August 5, 2004, December 9, 2005 (“2005 Amendment”), May 1, 2007, May 1, 2008, October 31, 2013, and December 31, 2014, by and among Pacific Life Insurance Company, a Nebraska corporation (“Pacific Life”), Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO” or the “Subadviser”), and Pacific Funds Series Trust, a Delaware Statutory Trust (the “Trust”) formerly named Pacific Life Funds, which agreement was transferred and assigned from Pacific Life to Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), on May 1, 2007. The Agreement is hereby amended as set forth below (the “Amendment”) and renamed the “Subadvisory Agreement.” Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Subadviser and Trust (together, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.         In the first line of Section 11 (“Use of Names”), the reference to “Pacific Life Funds” is hereby changed to the following:

  “Pacific Funds Series Trust” and “Pacific Funds”

2.         All remaining references to “Pacific Life Funds” are hereby changed to “Pacific Funds Series Trust” and all references to “Fund Manager” are changed to “Subadviser.”

3.         The Exhibit A attached to this Subadvisory Amendment hereby replaces the current Exhibit A to the Agreement.

4.         Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

[Remainder of page left intentionally blank, with signature page to follow]

PFST/PIMCO Amend No. 9	Page 1 of 2

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: Senior Vice President	Title: Secretary

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Brent L. Holden
Name: Brent L. Holden
Title: Managing Director

PFST/PIMCO Amend No. 9	Page 2 of 2

Exhibit A

PACIFIC FUNDS SERIES TRUST

FEE SCHEDULE

Effective:     May 1, 2015

Fund:           PF Managed Bond Fund

The Investment Adviser will pay to PIMCO a monthly fee for its services based on the following:

(a)         The annual percentage of the combined* average daily net assets of the Segment of PF Managed Bond Fund and the Managed Bond Portfolio of Pacific Select Fund managed by Subadviser according to the following schedule:

Rate%	Break Point (assets)

0.250%	On the first $1 billion

0.200%	On the next $2 billion

0.175%	On the excess**

(b)         Multiplied by the combined* average daily net assets of the Segment of PF Managed Bond Fund and the Managed Bond Portfolio of Pacific Select Fund managed by the Subadviser for the relevant calendar month.

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

*Assets are combined only while the Subadviser is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Segment of PF Managed Bond Fund only.

**The 0.175% breakpoint rate only applies between May 1, 2015 through April 30, 2018. For avoidance of doubt, as of May 1, 2018, the rate of 0.200% will apply to all applicable assets in excess of $1 billion.

A-1

Fund:             PF Inflation Managed Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services based on the following:

(a)         The annual percentage of the combined* average daily net assets of the Segment of PF Inflation Managed Fund and the Inflation Managed Portfolio of Pacific Select Fund managed by Subadviser according to the following schedule:

Rate%	Break Point (assets)

0.250%	On the first $1 billion

0.200%	On the excess

(b)         Multiplied by the combined* average daily net assets of the Segment of PF Inflation Managed Fund and the Inflation Managed Portfolio of Pacific Select Fund managed by the Subadviser for the relevant calendar month.

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

*Assets are combined only while the Subadviser is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Segment of PF Inflation Managed Fund only.

A-2